                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               THE LIMITED, INC.
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)Title of each class of securities to which transaction applies:

    (2)Aggregate number of securities to which transaction applies:

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)Proposed maximum aggregate value of transaction:

    (5)Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

    (2)Form, Schedule or Registration Statement No.:

    (3)Filing Party:

    (4)Date Filed:

                            [LOGO] THE LIMITED, INC.
                                   -----------------

                                                                 April 19, 2002

Dear Stockholder:

   You are cordially invited to attend our 2002 annual meeting of stockholders to be held at 9:00 a.m., Eastern Daylight Time, on May 20, 2002, at our offices located at Three Limited Parkway, Columbus, Ohio. Our Investor Relations telephone number is (614) 415-7076 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of The Limited.

   The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                          Sincerely yours,

                                          /s/ LESLIE H. WEXNER
                                          Leslie H. Wexner
                                          Chairman of the Board

                            [LOGO] THE LIMITED, INC.
                                   -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 20, 2002

                                                                 April 19, 2002

TO OUR STOCKHOLDERS:

   We are pleased to invite you to attend our 2002 annual meeting of stockholders to:

  .  Elect four directors to serve for terms of three years.

  . Adopt the 2002 Restatement of the 1993 Stock Option and Performance Incentive Plan.

  .  Transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 12, 2002 may vote at the meeting.

   Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

                                          By Order of the Board of Directors

                                          /s/ LESLIE H. WEXNER
                                          Leslie H. Wexner
                                          Chairman of the Board

                       PROXY STATEMENT TABLE OF CONTENTS

                                                              Page
                                                              ----
              Information About the Annual Meeting and Voting   1
              Election of Directors..........................   3
              The Stock Plan.................................   8
              Executive Compensation.........................  15
              Report of the Compensation Committee...........  19
              Stockholder Return Graph.......................  22
              Share Ownership of Principal Stockholders......  23
              Report of the Audit Committee..................  25
              Independent Public Accountants.................  26
              Other Matters..................................  26
              Stockholder Proposals..........................  26
              Solicitation Expenses..........................  27

The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (2002 Restatement) Appendix A

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

   The Board of Directors of The Limited, Inc. is soliciting your proxy to vote at our 2002 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. "We," "our," "The Limited" and the "Company" refer to The Limited, Inc.

   We began mailing this proxy statement and the enclosed proxy card on or about April 19, 2002 to all stockholders entitled to vote. The Limited's 2001 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting

       Date:  May 20, 2002

       Time:  9:00 a.m., Eastern Daylight Time

       Place: Three Limited Parkway, Columbus, Ohio

Shares entitled to vote

   Stockholders entitled to vote are those who owned The Limited common stock (which we refer to throughout this proxy statement as "Common Stock") at the close of business on the record date, April 12, 2002. As of the record date, there were 518,873,726 shares of Common Stock outstanding. Each share of Common Stock that you own entitles you to one vote.

Voting your shares

   Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

   The enclosed proxy card indicates the number of shares that you own.

   Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

  .  "FOR" the election of four nominees for director (as described on page 3).

  . "FOR" the adoption of the 2002 Restatement of the 1993 Stock Option and Performance Incentive Plan (as described on pages 8-14).

   If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy

   You may revoke your proxy by:

  . submitting a later dated proxy (including a proxy via telephone or the Internet),

  . notifying our Secretary in writing before the meeting that you have revoked your proxy, or

  .  voting in person at the meeting.

Voting in person

   If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 12, 2002, the record date for voting.

Appointing your own proxy

   If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum requirement

   A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote necessary to approve proposals

                   Item*                            Vote Necessary*
                   -----                            ---------------
Election of directors....................... Directors are elected by a plurality of the votes represented by the shares of Common Stock present at the meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot.

Adoption of the 2002 Restatement of the 1993
  Stock Option and Performance Incentive     Adoption of the 2002 restatement of the 1993 Stock Option
  Plan...................................... and Performance Incentive Plan requires the approval by a majority of votes cast on the proposal in person or by proxy provided that the total vote cast on the proposal represents over 50% in interest of all Common Stock.

--------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.

                             ELECTION OF DIRECTORS

   Our Board of Directors has nominated four directors for election at the annual meeting. If you elect the four nominees, they will hold office for a three-year term expiring at the 2005 annual meeting or until their successors have been elected. All nominees are currently serving on our Board of Directors. Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as a director if elected.

   Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than fourteen days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Board of Directors.

   The Board of Directors recommends a vote FOR the election of all of the following nominees of the Board of Directors:

Nominees and directors

  Nominees of the Board of Directors for Election at the 2002 Annual Meeting.

 Leonard A. Schlesinger       Director since 1996                       Age 49

   Mr. Schlesinger has been Executive Vice President and Chief Operating Officer of The Limited since March 2001 and was Executive Vice President, Organization, Leadership and Human Resources of The Limited from October 1999 until March 2001. Mr. Schlesinger was a Professor of Sociology and Public Policy and Senior Vice President for Development at Brown University from 1998 to 1999. He also was the George F. Baker, Jr. Professor of Business Administration at Harvard Business School from 1988 to 1998.

 Donald B. Shackelford        Director since 1975                       Age 69

   Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. He was Chairman of the Board and Chief Executive Officer of State Savings Co. for five years ending in 1997. Mr. Shackelford is also a director of Fifth Third Bancorp. and Progressive Corporation.

 Martin Trust                 Director since 1978                       Age 67

   Mr. Trust was President and Chief Executive Officer of Mast Industries, Inc., a wholly-owned subsidiary of The Limited, from 1970 to August 2001. He is also a director of Staples, Inc.

 Raymond Zimmerman            Director since 1984                       Age 69

   Mr. Zimmerman has been Chairman of the Board of 99c Stuff, LLC since July 1999. Mr. Zimmerman is a director of Service Merchandise Company, Inc. ("Service Merchandise") and was Non-Executive Chairman of the Board of Service Merchandise from 1999 to 2000. He was Chairman of the Board of Service Merchandise from 1997 to 1999 and was Chairman of the Board and Chief Executive Officer of Service Merchandise from 1981 to 1997. In March 1999, Service Merchandise filed a reorganization petition under Chapter 11 of the United States Bankruptcy Code.

  Directors Whose Terms Continue Until the 2003 Annual Meeting.

 E. Gordon Gee                Director since 1991                       Age 58

   Dr. Gee has been Chancellor of Vanderbilt University since August 1, 2000. He was the President of Brown University from 1998 to 2000, and the President of The Ohio State University from 1990 to 1997. Dr. Gee is a director of Allmerica Financial, Dollar General Corporation, Gaylord Entertainment, Inc., Hasbro, Inc. and Massey Energy Company.

 Alex Shumate                 Director since 2000                       Age 51

   Mr. Shumate has been the Managing Partner of the Columbus, Ohio office of the law firm of Squire, Sanders & Dempsey L.L.P. ("Squire, Sanders") since 1991. Squire, Sanders provided legal services to The Limited during fiscal year 2001, and The Limited anticipates that Squire, Sanders will continue to provide legal services to The Limited from time to time in the future. Mr. Shumate is also a director of Wm. Wrigley, Jr. Company.

 Allan R. Tessler             Director since 1987                       Age 65

   Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also Chief Executive Officer and Chairman of the Board of J Net Enterprises, a technology holding company. From March 2001 to August 2001, Mr. Tessler was Acting Chief Executive Officer of Jasmine Networks. He was Co-Chairman of the Board of Data Broadcasting Corporation, a provider of financial and business information to institutional and individual investors, from June 1992 until May 2000 and Co-Chief Executive Officer from June 1992 until November 1999. Mr. Tessler was Chairman of the Board of Enhance Financial Services Group, Inc. from 1986 to February 2001. He is also Chairman of the Board of InterWorld Corporation. Since January 1997, Mr. Tessler has also served as Chairman of Checking Holdings Corp. IV. He is a director of Interactive Data Corporation.

 Abigail S. Wexner            Director since 1997                       Age 40

   By appointment of the President of the United States, Mrs. Wexner served as a member of the United States Holocaust Memorial Council from 1994 to 1999. She is a director of the Children's Defense Fund, Chair of the Governing Committee of The Columbus Foundation and a member of the Boards of Trustees of Children's Hospital, Inc., The Columbus Academy and The Wexner Center Foundation in Columbus, Ohio. Mrs. Wexner is also the founder and President of The Columbus Coalition Against Family Violence. Mrs. Wexner is the wife of Leslie H. Wexner.

  Directors Whose Terms Continue Until the 2004 Annual Meeting.

 Eugene M. Freedman           Director since 1995                       Age 70

   Mr. Freedman has been Senior Advisor and Director of Monitor Clipper Partners, Inc. ("Monitor Clipper"), a private equity firm, since January 2000. Since 2001, he has been Senior Advisor of Monitor Company Group Limited Partnership, an international business strategy and consulting firm. He was Managing Director and President of Monitor Clipper from 1997 to 1999 and Senior Advisor and Director of Monitor Company Inc. from 1995 to 2000. Until October 1994, and for more than five years prior thereto, Mr. Freedman was a partner of Coopers & Lybrand, where he served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP, U.S. ("C & L, U.S.") since October 1991 and as Chairman of Coopers & Lybrand, International since 1992. During The Limited's 2001 fiscal year, the successor of C & L, U.S., PricewaterhouseCoopers LLP ("PwC"), served as The Limited's independent public accountants. The amount of compensation paid by The Limited to PwC for such services was less than 1% of The Limited's and PwC's consolidated gross revenues for their 2001 fiscal years. Mr. Freedman is also a director of Bernard Technologies, Inc., e-Studio Live, Inc., J Net Enterprises, Inc., Outcome Sciences, Inc. and Pathmark Stores, Inc.

 V. Ann Hailey                Director since 2001                       Age 51

   Ms. Hailey has been Executive Vice President and Chief Financial Officer of The Limited since August 1997. Prior to joining The Limited, Ms. Hailey was Senior Vice President and Chief Financial Officer of The Pillsbury Co. from 1994 to 1997.

 David T. Kollat              Director since 1976                       Age 63

   Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Big Lots, Inc., Cone Mills, Inc., Cooker Restaurant Corporation, Select Comfort, Inc. and Wolverine World Wide, Inc.

 Leslie H. Wexner             Director since 1963                       Age 64

   Mr. Wexner has been Chief Executive Officer since he founded The Limited in 1963, and Chairman of the Board for more than five years. Mr. Wexner is also a director of Hollinger International, Inc. and Hollinger International Publishing, Inc. Mr. Wexner is the husband of Abigail S. Wexner.

Information concerning the Board of Directors

   Our Board of Directors held seven meetings in fiscal year 2001. During fiscal year 2001, all of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

Committees of the Board of Directors

  Audit Committee.

   The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to various audit, financial reporting and other matters. The members of the Audit Committee are Mr. Shackelford (Chair) and Messrs. Shumate, Tessler and Zimmerman. The members of the Audit Committee are all "independent" for purposes of the New York Stock Exchange's listing standards. That is, the Board has determined that none of the Audit Committee members has a relationship to the Company that may interfere with the exercise of his independence from the Company and its management. The Board has adopted a written charter for the Audit Committee setting out the functions the Committee is to perform. The Report of the Audit Committee can be found on page 25 of this proxy statement. The Audit Committee held eight meetings in fiscal year 2001.

  Compensation Committee.

   The Compensation Committee of the Board reviews executive compensation and administers our stock option and performance incentive plans. Its members are Dr. Gee (Chair) and Mr. Shackelford. A copy of the Compensation Committee's Report can be found on pages 19-21 of this Proxy Statement. Members of the Compensation Committee held seven meetings in fiscal year 2001 and took action in writing without a meeting on fourteen occasions.

  Executive Committee.

   The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of The Limited to be affixed to papers that require it. Its members are Messrs. Wexner (Chair) and Shackelford. The Executive Committee took action in writing without a meeting on seven occasions in fiscal year 2001.

  Finance Committee.

   The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. Its members during fiscal year 2001 were Mrs. Wexner and Messrs. Tessler (Chair), Freedman, Shackelford and Zimmerman. The Finance Committee held five meetings in fiscal year 2001.

  Nominating Committee.

   The Nominating Committee of the Board nominates, on behalf of the Board, suitable persons for election as directors of The Limited. Its members are Messrs. Tessler (Chair) and Wexner. Stockholders are permitted to nominate directly directors for election (see "ELECTION OF DIRECTORS" above); therefore, no formal procedures exist for stockholders to make nominee recommendations to the Nominating Committee. The Nominating Committee took action in writing without a meeting on one occasion in fiscal year 2001.

Security ownership of directors and management

   The following table shows certain information about the securities ownership of all directors of The Limited, the executive officers of The Limited named in the Summary Compensation Table below and all directors and executive officers of The Limited as a group.

                                                 Number of
                                                 Shares of
                                                Common Stock
                                                Beneficially                        Percent
                     Name                        Owned (a)                          of Class
                     ----                       ------------                        --------
Daniel P. Finkelman............................     278,964(b)(c)                        *(d)
Eugene M. Freedman.............................      21,327(b)(c)                        *(d)
E. Gordon Gee..................................      34,495(b)(c)                        *(d)
Mark A Giresi..................................      39,300(b)(c)                        *(d)
V. Ann Hailey..................................     382,329(b)(c)(e)                     *(d)
David T. Kollat................................     153,449(b)(c)                        *(d)
Leonard A. Schlesinger.........................     156,934(b)(c)                        *(d)
Donald B. Shackelford..........................     185,226(b)(c)(f)                     *(d)
Alex Shumate...................................      13,739(b)(c)                        *(d)
Allan R. Tessler...............................      53,853(b)(c)                        *(d)
Martin Trust...................................   5,212,029(b)(c)(e)(f)                1.0%(d)
Abigail S. Wexner..............................  10,408,223(b)(c)(g)                   2.0%(d)
Leslie H. Wexner...............................  77,452,330(c)(e)(h)                  14.9%(i)
Raymond Zimmerman..............................      29,705(b)(c)(j)                     *(d)
All directors and executive officers as a group  94,421,903(b)(c)(e)(f)(g)(h)(j)(k)   18.2%(d)

--------
 * Less than 1%.
(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.
(b) Reflects beneficial ownership of shares of Common Stock as of March 1, 2002 (as well as beneficial ownership of shares of Class A Common Stock of Intimate Brands, Inc. ("Intimate Brands") as of March 1, 2002, if any, multiplied by the 1.10 exchange ratio in The Limited's exchange offer and merger with respect to Intimate Brands, completed in March 2002).
(c) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Mr. Finkelman, 246,778; Mr. Freedman, 9,276; Dr. Gee, 21,623; Mr. Giresi, 34,900; Ms. Hailey, 297,001;
    Dr. Kollat, 9,276; Mr. Schlesinger, 128,548; Mr. Shackelford, 21,623; Mr. Shumate, 8,278; Mr. Tessler, 9,276; Mr. Trust, 541,388; Mrs. Wexner, 4,980;
    Mr. Wexner, 2,680,252; Mr. Zimmerman, 9,276 and all directors and executive officers as a group, 4,022,475.

(d) For purposes of determining the percent of the class of stock owned by each holder, outstanding shares of Common Stock is based on the sum of (i) the number of outstanding shares of Common Stock as of March 1, 2002, and (ii) the number of outstanding shares of Intimate Brands Class A Common Stock as of March 1, 2002 multiplied by the exchange ratio in the offer and merger of 1.10.
(e) Includes the following number of shares held in an employee benefit plan, over which the participant has the power to dispose or withdraw shares: Ms. Hailey, 4,400; Mr. Trust, 61,176; Mr. Wexner, 1,124,279; and all directors and executive officers as a group, 1,189,855.
(f) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr. Shackelford, 38,833, and Mr. Trust, 418,391.
(g) Includes 400,000 shares held by a trust of which Mrs. Wexner is the beneficiary. Mrs. Wexner disclaims beneficial ownership of these shares. Includes 4,296,630 shares held by Wexner Children Holdings and 5,703,370 shares held by The Birthday Trust. Excludes 67,444,107 shares beneficially owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership.
(h) Reflects beneficial ownership as set forth in Amendment No. 26 to Schedule 13D, filed by Mr. Wexner on March 27, 2002. Includes 15,650,000 shares held by Health and Science Interests II, 6,500,000 shares held by The Wexner Children's Trust II and 25,000,000 shares held by The Children Trust. Mr. Wexner shares voting and investment power with others with respect to shares held by Health and Science Interests II, The Wexner Children's Trust II and The Children's Trust. Excludes 400,000 shares held in a trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership. Includes 10,008,223 shares as to which Mr. Wexner may be deemed to share voting and investment power. Information gives effect to The Limited's exchange offer and merger with respect to Intimate Brands.
(i) As reflected in Amendment No. 26 to Schedule 13D, filed by Mr. Wexner on March 27, 2002.
(j) Includes 2,400 shares which are Mr. Zimmerman's pro rata share of 7,200 shares owned by a corporation of which Mr. Zimmerman is president and a 33% stockholder plus 4,000 shares held by a partnership which is 45% owned by Mr. Zimmerman and 45% owned by his wife.
(k) Includes 857,224 shares as to which beneficial ownership is disclaimed.

                                THE STOCK PLAN

   Subject to stockholder approval, The Limited's Board of Directors will adopt the 2002 Restatement of the 1993 Stock Option and Performance Incentive Plan (1998 Restatement) (the "Stock Plan"). The only changes made to the Stock Plan from its predecessors are to increase by 11,800,000 the number of shares of Common Stock that may be subject to awards granted under the Stock Plan, provide for the issuance of Substitute Awards in connection with acquisitions or combinations involving The Limited and to provide that it will expire on May 19, 2012. The following summary of the material terms of the Stock Plan, a copy of which is attached hereto as Appendix A, does not purport to be complete and is qualified in its entirety by the terms of the Stock Plan.

   The Board of Directors recommends that you vote FOR approval of the Stock
Plan.

Purpose of the Stock Plan

   The purpose of the Stock Plan is to attract and retain the best available executive and key management associates for The Limited and its subsidiaries and to encourage the highest level of performance by such associates, thereby enhancing the value of The Limited for the benefit of its stockholders. The Stock Plan is also intended to motivate executive and key management associates to contribute to The Limited's future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of the Common Stock of The Limited and aligns their interests with the interests of the stockholders of The Limited.

Administration of the Stock Plan

   The Stock Plan will be administered by the Compensation Committee of The Limited's Board of Directors (the "Plan Committee"). The Plan Committee will be composed of directors who qualify as "non employee directors" within the meaning of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan Committee has the power in its discretion to grant awards under the Stock Plan, to determine the terms thereof, to interpret the provisions of the Stock Plan and to take action as it deems necessary or advisable for the administration of the Stock Plan.

Number of authorized shares

   The Stock Plan, provides for awards with respect to a maximum of 21,154,951 shares of Common Stock to associates of The Limited and its subsidiaries (composed of 11,800,000 shares for which stockholder approval is being requested, which constitutes 2.3% The Limited's currently outstanding 518,873,726 shares of Common Stock, plus 9,354,951 previously authorized and unissued shares), plus shares of Common Stock issuable upon the exercise of Substitute Awards. Corresponding Tax Offset Payments (as hereinafter defined) also may be awarded at the discretion of the Plan Committee. The number and class of shares available under the Stock Plan and/or subject to outstanding awards may be adjusted by the Plan Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of The Limited. "Substitute Awards" are awards granted in assumption of or in substitution for, any outstanding awards granted by a company acquired by The Limited or with which The Limited combines. Shares of Common Stock, other than under Substitute Awards, attributable to: (i) unexercised Options (as hereinafter defined) which expire or are terminated, surrendered or cancelled (other than in connection with the exercise of stock appreciation rights ("SARs")); (ii) shares of Common Stock of The Limited subject to certain restrictions ("Restricted Shares") which are forfeited to The Limited; (iii) units representing shares of Common Stock ("Performance Shares") and units which do not represent shares of Common Stock but which may be paid in Common Stock ("Performance Units") which are not earned and paid; and (iv) awards settled in cash in lieu of shares of Common Stock, may be available for subsequent award under the Stock Plan at the Plan Committee's discretion to the extent permissible under Rule 16b-3 of the Exchange Act. No more than 4,230,990 shares of Common Stock may be issued other than pursuant to awards of Options or SARs under the Stock Plan.

Eligibility and participation

   Eligibility to participate in the Stock Plan is limited to the named executive officers and full-time executive and key management associates of The Limited and its subsidiaries who are selected by the Plan Committee. Currently, approximately 8,000 associates of The Limited and its subsidiaries are within the classes eligible to participate in the Stock Plan. The Limited anticipates that approximately 10% of those eligible will participate in the Stock Plan. Participation in the Stock Plan is at the discretion of the Plan Committee and shall be based upon the associate's present and potential contributions to the success of The Limited and its subsidiaries and such other factors as the Plan Committee deems relevant. No associate may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.

Type of awards under the Stock Plan

   The Stock Plan provides that the Plan Committee may grant awards to eligible associates in any of the following forms, subject to such terms, conditions and provisions as the Plan Committee may determine to be necessary or desirable:
(i) incentive stock options ("ISOs"); (ii) nonstatutory stock options ("NSOs");
(iii) SARs; (iv) Restricted Shares; (v) Performance Shares; (vi) Performance Units; (vii) shares of unrestricted Common Stock ("Unrestricted Shares"); and
(viii) tax offset payments ("Tax Offset Payments").

Grant of Options and SARs

   The Plan Committee may award ISOs and/or NSOs (collectively, "Options") to eligible associates. SARs may be awarded either in tandem with Options ("Tandem SARs") or on a stand-alone basis ("Nontandem SARs"). Tandem SARs may be awarded by the Plan Committee either at the time the related Option is granted or thereafter at any time prior to the exercise, termination or expiration of the related Option.

Exercise price

   The exercise price with respect to an Option is determined by the Plan Committee at the time of grant. The exercise price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Plan Committee will specify the base price of the shares of Common Stock to be issued for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Except with respect to Substitute Awards, neither the exercise price per share of Common Stock nor the base price of Nontandem SARs will be less than 100% of the fair market value per share of the Common Stock underlying the award on the date of grant. Information as to awards granted under the Stock Plan to named executives, officers and other participants is set forth on page 12.

Vesting

   The Plan Committee may determine at the time of grant and any time thereafter the terms under which Options and SARs shall vest and become exercisable.

Special limitations on ISOs

   No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of The Limited (a "10% Shareholder"), unless the exercise price per share of Common Stock for the shares subject to such ISO is at least 110% of the fair market value per share of Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed $100,000, valued as of the date of the ISOs' grant. ISOs may not be granted more than ten years after the date of adoption of the Stock Plan by The Limited's Board of Directors.

Exercise of Options and SARs

   An Option may be exercised by written notice to the Plan Committee stating the number of shares of Common Stock with respect to which the Option is being exercised, and tendering payment therefor. The Plan Committee may, at its discretion, accept shares of Common Stock as payment (valued at their fair market value on the date of exercise).

   Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Plan Committee (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem SARs, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be cancelled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Plan Committee.

Surrender or exchange of SARs

   Upon the surrender of a Tandem SAR and cancellation of the related unexercised Option, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date the Tandem SAR is exercised over (ii) the exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Upon surrender of a Nontandem SAR, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date on which the Nontandem SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR multiplied by (B) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. The Plan Committee, in its discretion, may cause all or any portion of The Limited's obligation to an associate in respect of the exercise of an SAR to be satisfied in cash in lieu of Common Stock. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

Nontransferability of Options and SARs

   Options and SARs are not transferable except by will or applicable laws of descent and distribution.

Expiration of Options

   Options will expire at such time as the Plan Committee determines; provided, however, that no Option may be exercised more than ten years from the date of grant, unless an ISO is held by a 10% Shareholder, in which case such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs

   Except as the Plan Committee may at any time provide, Options and SARs may be exercised within three months after the termination of an associate's employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Plan Committee may at any time provide, upon the death or total disability of an associate while employed by The Limited or its subsidiaries (or upon the death of an associate within three months after termination of employment), Options and SARs, to the extent then exercisable, shall remain exercisable for (i) one year following such associate's death or (ii) during the first nine months that the associate receives benefits under The Limited's Long-Term Disability Plan.

Restricted Shares

   Restricted Shares granted to associates under the Stock Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Plan Committee. The Plan Committee may also impose additional restrictions on the associate's right to dispose of or to encumber

Restricted Shares, which may include satisfaction of performance objectives. Performance objectives under the Stock Plan will be determined by the Plan Committee and will be based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard at or above which no incremental payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

   Except as the Plan Committee may at any time provide, holders of Restricted Shares may not exercise the rights of a shareholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares.

   Except as the Plan Committee may at any time provide, upon termination of the associate's employment with The Limited, Restricted Shares granted to such associate shall be forfeited.

Performance Shares and Performance Units

   The Plan Committee may award to associates Performance Shares, each equivalent to one share of Common Stock, and Performance Units which will have a specified value or formula-based value at the end of a performance period. Performance Shares and Performance Units so awarded will be credited to an account established and maintained for the associate. The Plan Committee shall determine performance periods and performance objectives in connection with each grant of Performance Shares and Performance Units.

   Vesting of awards of Performance Shares and Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. The Plan Committee may, at its discretion, permit vesting in the event performance objectives are partially met, or grant additional vested Performance Shares or Performance Units in the event performance objectives are surpassed. Payment of vested Performance Shares and Performance Units may be made in cash, Common Stock or any combination thereof, as determined by the Plan Committee.

   No voting or dividend rights attach to the Performance Shares; however, the Plan Committee may credit an associate's Performance Share account with additional Performance Shares equivalent to the fair market value of any dividends on an equivalent number of shares of Common Stock.

Unrestricted Shares

   Unrestricted Shares may also be granted at the discretion of the Plan Committee. Except as required by applicable law, no payment will be required for Unrestricted Shares.

Tax withholding and Tax Offset Payments

   The Plan Committee may require payment, or withhold payments made by the Stock Plan, in order to satisfy applicable withholding tax requirements. The Plan Committee may make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in the Stock Plan. The amount of the Tax Offset Payments shall be determined by multiplying a percentage (established by the Plan Committee) by all or a portion of the taxable income recognized by an associate upon: (i) the exercise of an NSO or an SAR; (ii) the disposition of shares received upon exercise of an ISO; (iii) the lapse of restrictions on Restricted Shares; (iv) the award of Unrestricted Shares; or (v) payments for Performance Shares or Performance Units.

Term of Stock Plan

   Unless earlier terminated by The Limited's Board of Directors, the Stock Plan will terminate on May 19, 2012.

Amendment and termination

   The Limited's Board of Directors may suspend, amend, modify or terminate the Stock Plan; provided, however, that The Limited's stockholders shall be required to approve any amendment that would materially increase the aggregate number of shares issuable under the Stock Plan except for anti-dilution adjustments permitted by the Stock Plan.

   Awards granted prior to a termination of the Stock Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the Stock Plan shall adversely affect the rights of an associate in awards previously granted without such associate's consent.

   Set forth below is a summary of the awards that were made in respect of fiscal 2001 pursuant to the predecessor to the Stock Plan.

                 2002 Restatement of the 1993 Stock Option and
                       Performance Incentive Plan Table

                                                                             Number of
Name and Position                                                              Units
-----------------                                                            ---------
Leslie H. Wexner, Chairman of the Board and Chief Executive Officer.........        --(1)
                                                                                    --(2)
Leonard A. Schlesinger, Executive Vice President and Chief Operating Officer   650,000(1)
                                                                                50,000(2)
V. Ann Hailey, Executive Vice President and Chief Financial Officer.........   100,000(1)
                                                                                    --(2)
Daniel P. Finkelman, Senior Vice President, Brand and Business Planning.....        --(1)
                                                                                    --(2)
Mark A. Giresi, Senior Vice President, Chief Stores Officer.................    49,600(1)
                                                                                    --(2)
All Executive Officers as a Group...........................................   799,600(1)
                                                                                50,000(2)
All Current Directors Who are Not Executive Officers as a Group.............        --(1)
                                                                                    --(2)
All Associates Other than Executive Officers as a Group..................... 5,018,400(1)
                                                                                25,000(2)

--------
(1) Consists of options granted to purchase shares of Common Stock. On April 15, 2002, the closing price per share of Common Stock was $18.99.
(2) Consists of restricted shares of Common Stock which will generally vest in each case subject to the holder's continued employment with The Limited.

Federal income tax consequences

  Stock Options.

   There will be no federal income tax consequences to the associate or The Limited upon the grant of either an ISO or an NSO under the Stock Plan. Upon exercise of an NSO, an associate generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares of Common

Stock; less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code and the associate including such compensation in income or The Limited satisfying applicable reporting requirements, The Limited will be entitled to a tax deduction in the same amount.

   Upon the exercise of an ISO, an associate recognizes no immediate taxable income. Income recognition is deferred until the associate sells the shares of Common Stock. If the ISO is exercised no later than three months after the termination of the associate's employment, and the associate does not dispose of the shares acquired pursuant to the exercise of the ISO within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of an associate's death or disability while employed by The Limited. The Company is not entitled to any tax deduction with respect to the grant or exercise of ISOs, except that if the Common Stock is not held for the full term of the holding period outlined above, the gain on the sale of such Common Stock, being the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the associate as ordinary income and, subject to Section 162(m) of the Code and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, The Limited will be entitled to a deduction in the same amount. The excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code.

  Stock Appreciation Rights.

   There will be no federal income tax consequences to either the associate or The Limited upon the grant of an SAR. However, the associate generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received upon exercise. Subject to Section 162(m) of the Code and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, The Limited will be entitled to a deduction equal to the amount includible in the associate's income.

  Restricted Shares.

   Assuming the associate does not make an election under Section 83(b) of the Code (which election is discussed below), there will be no federal income tax consequences to either the associate or The Limited upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Shares. At that time, the associate generally will recognize taxable income equal to the then fair market value for the Common Stock and, subject to Section 162(m) of the Code and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, The Limited will be entitled to a corresponding deduction. However, under Section 83(b) of the Code, the associate may elect, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and The Limited will be entitled to a corresponding deduction at that time.

  Performance Shares and Units.

   There will be no federal income tax consequences to the associate or The Limited upon the grant of Performance Shares or Performance Units. Associates generally will recognize taxable income at the time when payment for the Performance Shares or Performance Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of Common Stock acquired. Subject to Section 162(m) of the Code, and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, The Limited will be entitled to a deduction equal to the amount includible in the associate's income.

  Unrestricted Shares.

   Associates generally will recognize taxable income at the time Unrestricted Shares are received. Subject to Section 162(m) of the Code and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, The Limited will be entitled to a deduction equal to the amount includible in the associate's income.

   Special rules, summarized below, may apply to associates who are subject to
Section 16 of the Exchange Act.

  Section 16 of the Exchange Act.

   Associates who are subject to Section 16 of the Exchange Act and receive shares of Common Stock under the Stock Plan will not recognize ordinary income at the time unless (i) an election is made by such associate under Section 83(b) of the Code or (ii) the sale of such shares by such associate at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate and (2) otherwise, six months after the receipt of shares). Such associate will instead recognize ordinary income equal to the fair market value of such shares received (less the price paid for the shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, The Limited or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time. An associate subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares, to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares. Such amount will be taxed as ordinary income to the associate and, subject to Section 162(m) of the Code and the associate including such compensation in income and The Limited satisfying applicable reporting requirements, generally will be allowed as a deduction for federal income tax purposes to The Limited.

Required vote

   Adoption of the Stock Plan requires the approval by a majority of votes cast on the proposal in person or by proxy provided that the total vote cast on the proposal represents over 50% in interest of all Common Stock.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table (the "Summary Compensation Table") shows the compensation paid by The Limited to each of the named executive officers of The Limited for each of our last three fiscal years or, in some instances the period of time, if shorter, such individual has been an executive officer of The Limited.

                                                Annual Compensation                     Long-Term Compensation
                                      -------------------------------------    -------------------------------------
                                                                               Restricted  Securities
                                                                                 Stock     Underlying
     Name and Principal        Fiscal                           Other Annual   Awards($)     Options       All Other
        Position(1)             Year  Salary($)(2) Bonus($)(3) Compensation($)   (5)(6)   Awarded(#)(6) Compensation($)
     ------------------        ------ ------------ ----------- --------------- ---------- ------------- ---------------
Leslie H. Wexner..............  2001   $1,395,192  $1,720,320     $  4,368(4)  $       --         --      $  298,788(7)
  Chairman of the Board,        2000    1,361,538     628,992        9,432             --         --         266,232
  Chief Executive Officer       1999    1,185,577   3,331,968           --      2,353,431         --         262,914
V. Ann Hailey.................  2001      740,385     576,000       13,308(4)          --    100,000         141,105(7)
  Executive Vice President,     2000      657,692     189,280       17,255             --    100,000         169,259
  Chief Financial Officer       1999      592,788     937,116           --             --    100,000          79,969
Leonard A. Schlesinger........  2001      737,981     576,000       31,064(4)     970,000    650,000         123,215(7)
  Executive Vice President,     2000      632,212     200,000      118,638         84,759     27,616         168,000
  Chief Operating Officer       1999      187,981     376,499           --      1,915,625    502,110              --
Daniel P. Finkelman...........  2001      571,635     353,280       11,336(4)          --         --         112,736(7)
  Senior Vice President,
  Brand and Business Planning
Mark A. Giresi................  2001      465,577     324,008          235(4)          --     49,600          71,167(7)
  Senior Vice President,
  Chief Stores Officer

--------
(1) Mr. Schlesinger joined The Limited on October 1, 1999 as Executive Vice President, Organization, Leadership and Human Resources; therefore, amounts disclosed for 1999 are for partial year. Mr. Finkelman became an executive officer on March 21, 2001 and Mr. Giresi became an executive officer on December 10, 2001; therefore, only the information with respect to the fiscal year 2001 is noted in the Summary Compensation Table.
(2) Amounts reported for 2000 reflect a 53 week fiscal year.
(3) Represents for each fiscal year, the aggregate of the performance-based incentive compensation for the spring and fall selling seasons; however, Mr. Giresi's bonus for 2001 was determined based on his pre-existing agreement with The Limited. Mr. Schlesinger's bonus amount for 2000 was determined based on his pre-existing agreement with The Limited.
(4) Represents for the 2001 fiscal year, reimbursement of taxes on life insurance premiums paid on behalf of executive officers Hailey, Schlesinger and Finkelman, reimbursement of certain taxes on non-qualified retirement plan imputed income paid on behalf of executive officers Wexner, Hailey, Schlesinger, Finkelman and Giresi and reimbursement for tax on relocation expenses paid on behalf of Mr. Schlesinger.
(5) Represents for each executive officer, the restricted stock awards for the specified fiscal year under The Limited's 1993 Stock Option and Performance Incentive Plan. Information set forth above is based on the closing price of Common Stock on the date on which the awards were made.
   On February 5, 2001, 50,000 restricted shares of Common Stock were granted to Mr. Schlesinger. The per share value of Common Stock on such date was $19.40. This award vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.
   On January 31, 2000, 5,524 restricted shares of Common Stock were granted to Mr. Schlesinger. The per share value of Common Stock on such date was $15.3438. This award vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.

   On October 1, 1999, 100,000 restricted shares of Common Stock were granted to Mr. Schlesinger. The per share value of Common Stock on such date was $19.1563. This award has been earned in accordance with pre-established financial performance measures and vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with The Limited.
   On May 18, 1999, 101,770 restricted shares of Common Stock were granted to Mr. Wexner. The per share value of the Common Stock on such date was $23.125. This award was earned in accordance with pre-established financial performance measures and vested 100% at the end of the 1999 fiscal year. These shares were subsequently adjusted to reflect the spin-off of Limited Too.
   Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.
   As of February 2, 2002, the aggregate restricted stock holdings and the value of such holdings for each of the named executive officers were: Mr. Wexner, no shares; Ms. Hailey, 193,310 shares, $3,566,570; Mr. Schlesinger, 134,415 shares, $2,479,957; Mr. Finkelman, no shares; and Mr. Giresi, 10,000 shares, $184,500 (based on the $18.45 fair market value of a share of Common Stock as of Friday, February 1, 2002).
(6) Restricted shares and stock option grants for 2000 and 1999 have been adjusted to reflect The Limited's two-for one stock split in May 2000.
(7) Includes employer matching and supplemental contributions allocated during the year to each executive officer's account under certain of The Limited's qualified and non-qualified defined contribution plans during the year in the amount of $298,788, $128,730, $48,504, $102,001 and $21,167 for
    executive officers Wexner, Hailey, Schlesinger, Finkelman and Giresi, respectively.
    Includes term life insurance premiums in the amount of $12,375, $31,140 and $10,735 paid on behalf of executive officers Hailey, Schlesinger and Finkelman, respectively.
    Includes $50,000 incentive bonus paid in connection with Mr. Giresi's commencement of employment with the Company.
    Includes reimbursement of relocation expenses in the amount of $43,571 for Mr. Schlesinger.

Long-Term Incentive Plan Awards

   The Limited did not grant any awards for the 2001 fiscal year to the executive officers named in the Summary Compensation Table.

Stock Options

   The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 2001 fiscal year.

                       Option Grants in Fiscal Year 2001

                                                                        Potential Realizable Value at
                                                                           Assumed Annual Rates of
                                                                        Stock Price Appreciation for
                                      Individual Grants                        Option Term(2)
                       ------------------------------------------------ -----------------------------
                                      Approximate
                                      % of Total
                        Securities      Options
                        Underlying    Granted to   Exercise
                          Options    Associates in Price Per Expiration
         Name          Granted(#)(1)  Fiscal Year  Share($)     Date        5%($)          10%($)
         ----          ------------- ------------- --------- ----------   ----------     ----------
Leslie H. Wexner......         --          --            --         --          --             --
V. Ann Hailey.........    100,000        1.81%     $19.4000   02/05/11  $1,220,056     $3,091,860
Leonard A. Schlesinger    150,000        2.71%      19.4000   02/05/11   1,830,083      4,637,791
                          500,000        9.05%      11.2000   10/29/11   3,521,810      8,924,958
Daniel P. Finkelman...         --          --            --         --          --             --
Mark A. Giresi........     19,600        0.35%      19.4000   02/05/11     239,131        606,005
                           30,000        0.54%       9.6000   09/26/11     181,122        458,998

--------
(1) Options were granted to Ms. Hailey on February 5, 2001, to Mr. Schlesinger on February 5, 2001 and October 29, 2001 and to Mr. Giresi on February 5, 2001 and September 26, 2001 pursuant to The Limited's 1993 Stock Option and Performance Incentive Plan (1998 Restatement). Options granted to executive officers Hailey and Schlesinger vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, and options granted to Mr. Giresi vest in four equal installments beginning on the first anniversary of the grant date, in each case subject to the holder's continued employment with the Company.
(2) The assumed rates of growth were selected by the Securities and Exchange Commission (the "Commission") for illustrative purposes only and are not intended to predict or forecast future stock prices.

   The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during The Limited's 2001 fiscal year and the year-end values of unexercised options held by those executive officers.

                Aggregated Option Exercises in 2001 Fiscal Year
                       and Fiscal Year-End Option Values

                                                      Number of Securities           Value of Unexercised
                                                     Underlying Unexercised        In-the-Money Options at
                                                  Options at Fiscal Year-End(#)       Fiscal Year-End($)
                                                  -------------------------     ---------------------------
                         Shares
                       Acquired on     Value
         Name          Exercise(#) Realized($)(1) Exercisable    Unexercisable  Exercisable    Unexercisable
         ----          ----------- -------------- -----------    -------------  -----------    -------------
Leslie H. Wexner......   42,218       $310,522     2,449,252(2)    2,126,346(2) $20,294,260(2)  $16,467,836(2)
                                                     210,000(3)         --  (3)   1,600,242(3)          -- (3)
V. Ann Hailey.........       --             --       287,001(2)      496,263(2)   1,612,395(2)    1,623,759(2)
Leonard A. Schlesinger       --             --       113,548(2)    1,072,622(2)      56,900(2)    3,626,173(2)
Daniel P. Finkelman...       --             --       246,778(2)      268,264(2)   1,717,373(2)    1,847,455(2)
Mark A. Giresi........       --             --        15,000(2)       94,600(2)      25,500(2)      342,000(2)

--------
(1) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such option.
(2) Denominated in shares of Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Common Stock at fiscal year-end ($18.45) over the exercise price of such option.
(3) Denominated in shares of Intimate Brands Class A Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Intimate Brands Class A Common Stock at fiscal year-end ($17.90) over the exercise price of such option.

Compensation of directors

   Associates and officers who are directors receive no additional compensation for their service as directors. We provide the following compensation to our directors who are not associates of The Limited for their services as directors:

  . an annual retainer of $20,000 per year (increased by $4,000 for each committee chair held), plus

  . a fee of $3,500 for each Board meeting attended ($1,000 for a telephonic meeting) and, as committee members, a fee of $1,500 per committee meeting attended ($500 for a telephonic meeting), and

  . a fee of $500 for each action in writing taken by the Board or any committee.

   Under The Limited's 1996 Stock Plan for Non-Associate Directors, each non-associate director of The Limited receives (i) annual grants of options to purchase 1,000 shares of Common Stock at a price equal to the fair market value of such shares at the date of grant and (ii) 50% of the annual retainer in shares of Common Stock.

Employment agreements with certain executive officers

   In 1999 the Company entered into an employment agreement with Mr. Schlesinger, at which time he was to serve as the Company's Executive Vice President for Organization, Leadership and Human Resources. On March 1, 2001, Mr. Schlesinger was appointed Executive Vice President and Chief Operating Officer of The Limited. The initial term of Mr. Schlesinger's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Schlesinger's agreement provides for an initial base salary of $575,000, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Mr. Schlesinger's agreement also provides that, if the Company fails to extend the agreement or terminates Mr. Schlesinger's employment without cause, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Mr. Schlesinger, he will be entitled to tax reimbursement payments.

   In 1998 the Company entered into an employment agreement with Ms. Hailey under which she serves as the Company's Executive Vice President and Chief Financial Officer. The initial term of Ms. Hailey's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Hailey's agreement provides for an initial base salary of $525,000, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company's disability plans. Ms. Hailey's agreement also provides that, if the Company fails to extend the agreement or terminates Ms. Hailey's employment without cause, or if she terminates her employment for good reason, she will continue to receive her base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Ms. Hailey, she will be entitled to tax reimbursement payments.

   In 1998 the Company entered into an employment agreement with Mr. Finkelman under which he serves as the Company's Senior Vice President, Brand and Business Planning. The initial term of Mr. Finkelman's agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Finkelman's agreement provides for an initial base salary of $450,000, life insurance coverage of $2 million and disability benefits in addition to the benefits available under the Company's disability plans. Mr. Finkelman's agreement also provides that, if the Company fails to extend the agreement or terminates Mr. Finkelman's employment without cause, or if he terminates his employment for good reason, he will continue to receive his base salary for one year after the termination date. In the event any "parachute" excise tax is imposed on Mr. Finkelman, he will be entitled to tax reimbursement payments.

   In 2000, the Company entered into an agreement with Mr. Giresi. Under this agreement, if the Company terminates Mr. Giresi's employment other than for cause, he will be entitled to continue to receive his weekly base salary for 26 weeks, subject to reduction for any salary or compensation he receives for any other employment during the 26 week period.

Section 16(a) beneficial ownership reporting compliance

   The Limited's officers and directors, and persons who own more than ten percent of a registered class of The Limited's equity securities, must file reports of ownership and changes in ownership of The Limited's equity securities with the Commission and the New York Stock Exchange. Copies of those reports must also be furnished to The Limited.

   Based solely on a review of the copies of reports furnished to The Limited and written representations that no other reports were required, we believe that during fiscal 2001 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements.

                     REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee (the "Committee") reviews and approves The Limited's compensation philosophy and policies and the application of such policies to the compensation of Mr. Wexner and other executive officers. The Limited has retained independent compensation consultants to assist in developing, and periodically assessing the effectiveness and reasonableness of, The Limited's executive officer compensation program. The Committee meets independently on a periodic basis with these consultants to review the Company's programs.

Compensation philosophy

   The Limited attempts to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, The Limited has structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher proportion is variable, keyed to business and stock performance.

   The Limited's philosophy is based on the following basic principles:

  To Pay for Outstanding Performance.

   The Limited believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and managing expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

  To Pay Competitively.

   The Limited is committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, The Limited annually compares its pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies and sets pay guidelines based on this review.

  To Pay Equitably.

   The Limited believes that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, and the performance of each individual executive.

Principal compensation elements

   The principal elements of executive compensation at The Limited are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive programs. In determining guidelines for each compensation element, The Limited participates in compensation surveys which include approximately 75 national and regional specialty and department store retail businesses, chosen because of their general similarity to The Limited in business and merchandise focus. In addition, The Limited participates in special surveys focusing on specific segments of the business, such as merchandise design and production sourcing. With the help of The Limited's compensation consultants, The Limited analyzes executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develops pay guidelines that generally reward exceptional executive performance with pay well above the industry survey median. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that The Limited uses for this purpose contains approximately 40% of the companies in the S&P Retail Stores Composite Index represented in the Stockholder Return Graph (on page 22). Subject to The Limited's needs, The Limited generally attempts to design all incentive and equity-based compensation programs to be deductible under the Code.

  Base Salary.

   The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution and business growth goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

   In 2001, the base salaries of Ms. Hailey and Messrs. Finkelman, Giresi, Schlesinger and Wexner were adjusted based on both performance and market comparisons, with continued emphasis placed on performance-based cash and equity incentive compensation.

  Performance-Based Cash Incentive Compensation.

   The Limited has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

   For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. The Limited sets these goals at the beginning of each six-month season, and bases them on an analysis of historical performance, growth and income improvement expectations for that business, financial results of other comparable businesses both inside and outside The Limited and progress toward achieving the strategic plan for that business. Annually, The Limited establishes target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

  Equity-Based Incentive Programs.

   The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. In 2001, the Committee awarded equity-based incentives, granting stock options and also, to a limited extent, restricted stock. The Committee believes that stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

   Award opportunities for each eligible participant are based on guidelines, which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice and the market price of The Limited's Common Stock. In determining the awards for an executive officer, the Committee evaluated competitive practice and the executive officer's performance and importance to the business.

  Stock Options.

   In 2001, stock options were awarded to Ms. Hailey and Messrs. Schlesinger and Giresi, in the amounts set forth in the Option Grants in Fiscal Year 2001 table above. The options granted to both Ms. Hailey and Mr. Schlesinger vest, subject to continued employment, on a graduated basis over a period of six years. Grants for Mr. Giresi vest over a period of four years, subject to continued employment. The exercise price for these options is equal to the fair market value of the underlying common stock on the date of grant.

  Restricted Stock.

   The Committee awarded Mr. Schlesinger restricted shares in 2001, which vest on a graduated basis over a six-year period.

CEO compensation

   Mr. Wexner has been Chief Executive Officer since founding The Limited in 1963. The Limited conducts the same type of competitive review and analysis to determine base salary and incentive guidelines for Mr. Wexner's position as it does for the other executive positions.

   In 2001, as in prior years, in establishing Mr. Wexner's compensation package the Committee considered competitive practices, the extent to which The Limited achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of leadership talent for the business. These factors are considered subjectively in the aggregate and none of these factors is accorded specific weight.

   As described earlier, the Committee and The Limited continue to emphasize variable, performance-based compensation components for all executives, including Mr. Wexner. Accordingly, as a result of fiscal 2000 performance, in early 2001, Mr. Wexner's base salary was adjusted by 3.7% from $1,350,000 to $1,400,000 while his incentive compensation target remained at 160%. In establishing these compensation elements, the Committee considered the financial results for fiscal 2000, changes in stockholder value, Mr. Wexner's progress in recruiting and developing senior leadership talent, and continued focus on the brand development strategy of the business units.

   In fiscal 2001, The Limited posted adjusted net sales of $8.868 billion, a decrease of 3% compared to adjusted net sales in fiscal 2000. Excluding sales from the extra week in fiscal 2000, adjusted net sales decreased 2%. Additionally, fiscal 2001 adjusted net income was $357.0 million, which was 14% below comparable adjusted net income for fiscal 2000, and adjusted earnings per share were $.82 per share, a decrease of 12% compared to fiscal 2000 adjusted earnings per share. These fiscal 2001 results were below targeted performance objectives established by the Committee for the year, and as a result, the annual cash incentive payment earned by Mr. Wexner was below target level for the year, according to the plan.

                                          Compensation Committee

                                          E. Gordon Gee, Chair
                                          Donald B. Shackelford

                           STOCKHOLDER RETURN GRAPH

   The following graph shows the changes, over the past five-year period, in the value of $100 invested in Common Stock of The Limited, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 Retail Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.



                                     [CHART]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG THE LIMITED, INC., THE S & P 500 INDEX
                      AND THE S & P RETAIL COMPOSITE INDEX


                         LTD    S&P 500   S&P 500 Retail Composite
                        -----   -------   ------------------------
              2/01/97    100     100              100
              1/31/98    158     127              149
              1/30/99    211     168              249
              1/29/00    203     183              273
              2/03/01    268     182              275
              2/02/02    255     154              299

* $100 INVESTED IN STOCK OR IN INDEX AT THE CLOSING PRICE ON 2/01/97 - INCLUDING REINVESTMENT OF DIVIDENDS.

                   SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

   The following table sets forth the names of all persons who, on April 1, 2002, were known by The Limited to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of The Limited. The information was obtained from information supplied by stockholders on Schedules 13D and 13G and, except for the information for Mr. Wexner, does not reflect consummation of The Limited's exchange offer and merger with respect to Intimate Brands.

                                                      Amount    Percent
                                                   Beneficially   of
           Name and Address of Beneficial Owner       Owned      Class
           ------------------------------------    ------------ -------
        Leslie H. Wexner(1).......................  77,452,330   14.9%
         Three Limited Parkway
         P.O. Box 16000
         Columbus, OH 43216

        Capital Research and Management Company(2)  61,603,920   14.4%
         333 South Hope Street
         Los Angeles, CA 90071

        Putnam Investments, LLC.(3)...............  33,140,127    7.7%
         One Post Office Square
         Boston, MA 02109-2137

        FMR Corp.(4)..............................  24,205,986    5.6%
         82 Devonshire Street
         Boston, MA 02109-3614

--------
(1) Based on information set forth in Amendment No. 26 to Mr. Wexner's Schedule 13D filing, dated March 27, 2002. Includes 1,124,279 shares held in an employee benefit plan over which Mr. Wexner exercises dispositive but not voting control and 2,680,252 shares issuable within 60 days of March 27, 2002 upon exercise of outstanding options held by Mr. Wexner. Also includes 10,008,223 shares beneficially owned by Abigail S. Wexner, Mr. Wexner's wife, as to which Mr. Wexner may be deemed to share the power to vote and direct the disposition. Excludes 400,000 shares held in trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership. Power to vote or direct the disposition of 15,650,000 shares held by Health and Science Interests II and 25,000,000 shares held by The Children Trust may, in each case, be deemed to be shared by Mr. Wexner and the other trustee thereof. Power to vote or direct the disposition of 6,500,000 shares held by The Wexner Children's Trust II may be deemed shared by Mr. Wexner, who may revoke The Trust, and the trustee.
(2) Based on information set forth in Amendment No. 5 to Capital Research and Management Company's Schedule 13G filing, dated February 11, 2002. Capital Research and Management Company, an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 61,603,920 shares of The Limited's Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(3) Based on information set forth in Schedule 13G dated February 13, 2002. According to the Schedule 13G, Marsh & McLennan Companies, Inc. wholly owns Putnam Investments, LLC., which wholly owns two registered investment advisers: Putnam Investment Management, LLC., the investment adviser to the Putnam Family of Mutual Funds and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam's institutional clients. Both Putnam Investment Management, LLC. and The Putnam Advisory Company, LLC. have dispository power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and the Putnam Advisory Company, LLC. has shared voting power over the shares held by the institutional clients. The Schedule 13G indicates the following interests: (i) Putnam Investments, LLC. has shared voting power with respect to 2,389,932 shares and shared dispositive power with respect to 33,140,127 shares; (ii) Putnam Investment Management LLC. has shared dispositive power with respect to 28,157,412 shares; and (iii) the Putnam Advisory Company has shared voting power with respect to 2,389,923 shares and shared dispositive power with respect to 4,982,715 shares.

(4) Based on information set forth in Amendment No. 7 to FMR Corp.'s 13G filing, dated February 14, 2002. FMR Corp., Edward C. Johnson 3d, Abigail
    P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. FMR Corp. is the beneficial holder of Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp., members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12.0% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson 3d, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.

                         REPORT OF THE AUDIT COMMITTEE

   In accordance with our written charter adopted by the Board in 2000, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the following matters: the system of internal control, the audit process, the financial reporting process and the process for monitoring compliance with applicable laws and regulations and our code of business conduct. We and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace our independent public accountants. We also annually review our independent public accountants' qualifications and fees. In addition, we (i) ensure that The Limited's independent public accountants submit, on a periodic basis, a formal written statement delineating relationships between the accountants and The Limited,
(ii) actively engage in dialogue with the accountants with respect to any disclosed relationships or services that may impact their objectivity and independence and (iii) recommend that the Board take appropriate action in response to the foregoing to satisfy itself of the accountants' independence.

   Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review the output of these processes. However, we are not professionally engaged in the practice of accounting and auditing and are not experts in the fields of accounting and auditing. We rely on the information provided to us and on the representations made by management and the independent accountants.

   We have reviewed and discussed The Limited's audited financial statements as of and for the year ended February 2, 2002 and met with both management and our independent accountants to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditors and independent accountants the overall scope and plans for their respective audits. We also met with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

   We have also discussed with the independent accountants all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent accountants their independence from the Company. We considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent accountants to the Company is compatible with maintaining their independence.

   Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that The Limited's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year 2001 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Donald B. Shackelford, Chair
                                          Alex Shumate
                                          Allan R. Tessler
                                          Raymond Zimmerman

                        INDEPENDENT PUBLIC ACCOUNTANTS

   During our 2001 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 2, 2002. We annually review the selection of our independent public accountants and have selected PricewaterhouseCoopers LLP as our independent public accountants for the current fiscal year.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

  Audit Fees.

   The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of The Limited's consolidated financial statements as of and for the year ended February 2, 2002 and reviews of The Limited's unaudited consolidated interim financial statements in the 2001 fiscal year were $1,539,000 (including $546,000 attributable to Intimate Brands).

  Financial Information Systems Design and Implementation Fees.

   The aggregate fees billed for our 2001 fiscal year by PricewaterhouseCoopers LLP for designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to The Limited's financial statements taken as a whole were $2,383,000 (including $1,200,000 attributable to Intimate Brands). During fiscal year 2001, PricewaterhouseCoopers LLP did not directly or indirectly operate or supervise the operation of The Limited's information systems or manage The Limited's local area network.

  All Other Fees.

   In addition to the fees described above, aggregate fees of $5,216,000 (including $718,000 attributable to Intimate Brands) were billed by PricewaterhouseCoopers LLP during the year ended February 2, 2002, primarily for the following services:

          Audit-related services (a)....................... $  822,000
          Income tax compliance and related tax services...  2,863,000
          Other (b)........................................  1,531,000
                                                            ----------
          Total............................................ $5,216,000
                                                            ==========

(a) Audit-related fees include fees for issuance of consents and comfort letters, audit of the financial statements of a joint venture and accounting and auditing services related to a business divested during the year.

(b) Includes fees for information technology design and implementation services related to management information systems.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named as proxy intends to vote in accordance with his or her judgment on such matters.

                             STOCKHOLDER PROPOSALS

   We may omit from the Proxy Statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Secretary of The Limited at our principal executive offices on or before December 20, 2002.

                             SOLICITATION EXPENSES

   We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile and personal solicitation, in addition to the use of the mails. We have retained Georgeson Shareholder Communications Inc., New York, New York, to help us solicit proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $10,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.

                                          By Order of the Board of Directors

                                          /s/ LESLIE H. WEXNER
                                          Leslie H. Wexner
                                          Chairman of the Board

                                                                     APPENDIX A

                               THE LIMITED, INC.

               1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                              (2002 Restatement)

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE
          Section 1.01 Establishment and Effective Date.........     A-1
          Section 1.02 Purpose..................................     A-1

                                   ARTICLE 2

                                    AWARDS
          Section 2.01 Form of Awards...........................     A-1
          Section 2.02 Maximum Shares Available.................     A-1

                                   ARTICLE 3

                                ADMINISTRATION
          Section 3.01 Committee................................     A-2
          Section 3.02 Powers of Committee......................     A-2
          Section 3.03 Delegation...............................     A-2
          Section 3.04 Interpretations..........................     A-2
          Section 3.05 Liability; Indemnification...............     A-2

                                   ARTICLE 4

                                  ELIGIBILITY
          Section 4.01 Eligibility.................................. A-3

                                   ARTICLE 5

                                 STOCK OPTIONS
          Section 5.01 Grant of Options............................. A-3
          Section 5.02 Option Price................................. A-3
          Section 5.03 Term of Options.............................. A-3
          Section 5.04 Exercise of Options.......................... A-3
          Section 5.05 Cancellation of Stock Appreciation Rights.... A-3

                                ARTICLE 6

           SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS
          Section 6.01 Ten Percent Stockholder...................... A-4
          Section 6.02 Limitation on Grants......................... A-4
          Section 6.03 Limitations on Time of Grant................. A-4

                                                                           Page
                                                                           ----
                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS
 Section 7.01  Grants of Stock Appreciation Rights........................ A-4
 Section 7.02  Limitations on Exercise.................................... A-4
 Section 7.03  Surrender or Exchange of Tandem Stock Appreciation Rights.. A-4
 Section 7.04  Exercise of Nontandem Stock Appreciation Rights............ A-5
 Section 7.05  Settlement of Stock Appreciation Rights.................... A-5
 Section 7.06  Cash Settlement............................................ A-5

                                   ARTICLE 8

          NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS
 Section 8.01  Nontransferability of Options and Stock Appreciation Rights A-5

                                   ARTICLE 9

                           TERMINATION OF EMPLOYMENT
 Section 9.01  Exercise after Termination of Employment................... A-5
 Section 9.02  Total Disability........................................... A-5

                                   ARTICLE 10

                               DEATH OF ASSOCIATE
 Section 10.01 Death of Associate......................................... A-6

                                   ARTICLE 11

                               RESTRICTED SHARES
 Section 11.01 Grant of Restricted Shares................................. A-6
 Section 11.02 Restrictions............................................... A-6
 Section 11.03 Restricted Stock Certificates.............................. A-6
 Section 11.04 Rights of Holders of Restricted Shares..................... A-6
 Section 11.05 Forfeiture................................................. A-6
 Section 11.06 Delivery of Restricted Shares.............................. A-7
 Section 11.07 Performance-Based Objectives............................... A-7

                                   ARTICLE 12

                               PERFORMANCE SHARES
 Section 12.01 Award of Performance Shares................................ A-7
 Section 12.02 Performance Period......................................... A-7
 Section 12.03 Right to Payment of Performance Shares..................... A-7
 Section 12.04 Payment for Performance Shares............................. A-7
 Section 12.05 Voting and Dividend Rights................................. A-8

                                                                     Page
                                                                     ----
                                  ARTICLE 13

                               PERFORMANCE UNITS
      Section 13.01 Award of Performance Units......................  A-8
      Section 13.02 Right to Payment of Performance Units...........  A-8
      Section 13.03 Payment for Performance Units...................  A-8

                                  ARTICLE 14

                              UNRESTRICTED SHARES
      Section 14.01 Award of Unrestricted Shares....................  A-9
      Section 14.02 Delivery of Unrestricted Shares.................  A-9

                                  ARTICLE 15

                              TAX OFFSET PAYMENTS
      Section 15.01 Tax Offset Payments.............................  A-9

                                  ARTICLE 16

                                  ADJUSTMENTS
      Section 16.01 Adjustments.....................................  A-9

                                  ARTICLE 17

                           AMENDMENT AND TERMINATION
      Section 17.01 Amendment and Termination.......................  A-9

                                  ARTICLE 18

                               WRITTEN AGREEMENT
      Section 18.01 Written Agreement............................... A-10

                                  ARTICLE 19

                           MISCELLANEOUS PROVISIONS
      Section 19.01 Fair Market Value............................... A-10
      Section 19.02 Tax Withholding................................. A-10
      Section 19.03 Compliance With Section 16(b) and Section 162(m) A-10
      Section 19.04 Successors...................................... A-10
      Section 19.05 General Creditor Status......................... A-10
      Section 19.06 No Right to Employment.......................... A-11
      Section 19.07 Notices......................................... A-11
      Section 19.08 Severability.................................... A-11
      Section 19.09 Governing Law................................... A-11
      Section 19.10 Term of Plan.................................... A-11

                               THE LIMITED, INC.

               1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                              (2002 RESTATEMENT)

                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

   Section 1.01. Establishment and Effective Date. The Limited, Inc., a Delaware corporation (the "Company"), hereby establishes a stock incentive plan to be known as "The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (2002 Restatement)" (the "Plan"). The Plan shall become effective on May 20, 2002, subject to the approval of the Company's stockholders at the 2002 Annual Meeting. Upon approval by the Board of Directors of the Company (the "Board"), awards may be made as provided herein, subject to stockholder approval.

   Section 1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates for itself and its subsidiaries and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

                                   ARTICLE 2

                                    AWARDS

   Section 2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonstatutory stock options ("Nonstatutory Stock Options") (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 7, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of common stock of the Company ("Common Stock") which are restricted as provided in Article 11 ("Restricted Shares"); (v) units representing shares of Common Stock, as described in
Article 12 ("Performance Shares"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in
Article 13 ("Performance Units"); (vii) shares of unrestricted Common Stock ("Unrestricted Shares"); and (viii) tax offset payments ("Tax Offset Payments"), as described in Article 15. "Substitute Awards" are Awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company or with which the Company (or a subsidiary thereof) combines.

   Section 2.02. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 21,154,951 subject to adjustment pursuant to Article 16, plus shares of Common Stock issuable upon the exercise of Substitute awards; provided, however, that no more than 4,230,990 of shares of Common Stock may be issued other than pursuant to awards of Options or SARs under the Plan. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards.

                                   ARTICLE 3

                                ADMINISTRATION

   Section 3.01. Committee. The Plan shall be administered by a Committee (the "Committee") appointed by the Board and consisting of not less than two
(2) members of the Board. Each member of the Committee shall be an "outside director" (within the meaning of Section 162(m) of the Code) and a "non-employee director" (within the meaning of Rule 16b-3(b)(3)(i) under the Act).

   Section 3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

   Section 3.03. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as "outside directors" under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

   Section 3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

   Section 3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time.

                                   ARTICLE 4

                                  ELIGIBILITY

   Section 4.01. Eligibility. Awards shall be limited to executive and key management associates who are regular, full-time associates of the Company and its present and future subsidiaries. In determining the associates to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such associates, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term "subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" set forth in Section 424(f) of the Code, or any successor provision hereafter enacted. No associate may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.

                                   ARTICLE 5

                                 STOCK OPTIONS

   Section 5.01. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

   Section 5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of the grant, but, except in the case of Substitute Awards, shall not be less than 100 percent of the fair market value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

   Section 5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles 9 and 10, except as otherwise provided in
Section 6.01 with respect to ten (10) percent stockholders of the Company.

   Section 5.04. Exercise of Options. An Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an associate by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at fair market value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the associate, shall be delivered to the associate.

   Section 5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

                                   ARTICLE 6

              SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

   Section 6.01. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

   Section 6.02. Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

   Section 6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

   Section 7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.04 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

   Section 7.02. Limitations on Exercise. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

   Section 7.03. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the associate to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

   Section 7.04. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the associate to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

   Section 7.05. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the associate, stock certificates representing the total number of full shares of Common Stock to which the associate is entitled pursuant to Section 7.03 or 7.04 hereof, and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.06, deliver to the associate an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

   Section 7.06. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

                                   ARTICLE 8

          NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

   Section 8.01.  Nontransferability Of Options And Stock Appreciation
Rights. No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article 10.

                                   ARTICLE 9

                           TERMINATION OF EMPLOYMENT

   Section 9.01. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated (for reasons other than death or total disability), such Option or Stock Appreciation Right may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within three (3) months after such termination of employment.

   Section 9.02. Total Disability. In the event that an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised at any time during the first nine
(9) months that the associate receives benefits under The Limited, Inc. Long-Term Disability Plan (the "Disability Plan"). For purposes hereof, "total disability" shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

                                  ARTICLE 10

                              DEATH OF ASSOCIATE

   Section 10.01. Death Of Associate. If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by the Company or one of its subsidiaries or within three (3) months after the termination of such employment, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised to the extent that the associate was entitled to do so at the time of his or her death, by the associate's estate or by the person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the associate's death or such other period as the Committee may at anytime provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

                                  ARTICLE 11

                               RESTRICTED SHARES

   Section 11.01. Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to associates, subject to such restrictions, conditions and other terms as the Committee may determine.

   Section 11.02. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

   Section 11.03. Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each associate to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the associate, provided that such certificates bear an appropriate legend or other restriction on transfer. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the associate's benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

   Section 11.04. Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an associate with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 11.

   Section 11.05. Forfeiture. Except as the Committee may at any time provide, any Restricted Shares granted to an associate pursuant to the Plan shall be forfeited if the associate terminates employment with the Company or its subsidiaries prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

   Section 11.06. Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the associate or the associate's beneficiary or estate, as the case may be.

   Section 11.07. Performance-based Objectives. At the time of the grant of Restricted Shares to an associate, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

                                  ARTICLE 12

                              PERFORMANCE SHARES

   Section 12.01. Award of Performance Shares. For each Performance Period (as defined in Section 12.02), Performance Shares may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an associate shall be credited to an account (a "Performance Share Account") established and maintained for such associate.

   Section 12.02. Performance Period. "Performance Period" shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different associates receiving Performance Shares. Performance Periods may run consecutively or concurrently.

   Section 12.03. Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the associate to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, full vested Performance Shares to the associate. The Committee may also determine, in its sole discretion, that Performance Shares awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article 9) or retirement, or upon the termination of the associate's employment prior to the end of the Performance Period.

   Section 12.04. Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the associate pursuant to Section 12.03. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the associate an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

   Section 12.05. Voting and Dividend Rights. Except as the Committee may otherwise provide, no associate shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an associate's Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

                                  ARTICLE 13

                               PERFORMANCE UNITS

   Section 13.01. Award of Performance Units. For each Performance Period (as defined in Section 12.02), Performance Units may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the associate pursuant to Section 13.03, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an associate shall be credited to an account (a "Performance Unit Account") established and maintained for such associate.

   Section 13.02. Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the associate to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the associate. The Committee may also determine, in its sole discretion, that Performance Units awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article 9) or retirement, or upon the termination of employment of the associate by the Company.

   Section 13.03. Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.02). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the associate pursuant to Section 13.02. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the associate an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to
(i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

                                  ARTICLE 14

                              UNRESTRICTED SHARES

   Section 14.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

   Section 14.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each associate to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the associate as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

                                  ARTICLE 15

                              TAX OFFSET PAYMENTS

   Section 15.01. Tax Offset Payments. The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an associate upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on Restricted Shares,
(iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist associates in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article 8.

                                  ARTICLE 16

                                  ADJUSTMENTS

   Section 16.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

                                  ARTICLE 17

                           AMENDMENT AND TERMINATION

   Section 17.01. Amendment And Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would materially increase the aggregate number of shares which may be issued under the Plan shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 16 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the associate to whom an award shall theretofore have been granted, adversely affect the rights of such associate under such award.

                                  ARTICLE 18

                               WRITTEN AGREEMENT

   Section 18.01. Written Agreements. Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the associate and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                  ARTICLE 19

                           MISCELLANEOUS PROVISIONS

   Section 19.01. Fair Market Value. "Fair market value" for purposes of this Plan shall be the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.

   Section 19.02. Tax Withholding. The Company shall have the right to require associates or their beneficiaries or legal representatives to remit to the Company an amount sufficiently to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an associate in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The
Committee may, in its discretion, permit an associate to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the associate or (ii) having the Company withhold from shares otherwise deliverable to the associate. Shares surrendered or withheld shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the associate at the time of such award.

   Section 19.03. Compliance With Section 16(b) and Section 162(m). In the case of associates who are or may be subject to Section 16 of the Act, it is the intent of the corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to associates who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

   Section 19.04. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

   Section 19.05. General Creditor Status. Associates shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any associate or beneficiary or legal representative of such associate. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

   Section 19.06. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 18, nor the grant of any award, shall confer upon any associate any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such associate's employment at any time.

   Section 19.07. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the associate at the associate's address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

   Section 19.08. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   Section 19.09. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

   Section 19.10. Term of Plan. Unless earlier terminated pursuant to Article 17 hereof, the Plan shall terminate on May 19, 2012.

[X] Please mark your votes as in this example.

--------------------------------------------------------------------------------


9788

The Board of Directors recommends a vote "FOR" the election of the nominated Directors and the following proposal. If no specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

                                          FOR   WITHHELD
                        1.Election of
                          Directors
                          (see reverse)   [_]        [_]
For, except vote withheld from the following nominee(s):

_______________________________________________________________________________
                                                         FOR AGAINST ABSTAIN
   2.To adopt the 2002 Restatement of the 1993 Stock and [_]     [_]     [_]
     Performance Incentive Plan

    The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 19, 2002.

    IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Executors, Administrators, Trustees, Guardians and others signing in a representative capacity should indicate full titles.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  SIGNATURE(S)                                                           DATE

               (triangle up) FOLD AND DETACH HERE (triangle up)

                               The Limited, Inc.

Dear Stockholder:

The Limited, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system.

1.  To vote over the Internet:
    . Log on to the Internet and go to the web site http://www.eproxyvote.com/ltd

2.  To vote by telephone:
    . On a touch-tone telephone, call 1-877-779-8683, 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

                 Your vote is important. Thank you for voting.

P
R
O
X
Y



                               THE LIMITED, INC.

               This Proxy is Solicited by the Board of Directors
                        Annual Meeting of Stockholders
                                 May 20, 2002

The undersigned hereby appoints Leslie H. Wexner, Leonard A. Schlesinger and V. Ann Hailey, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of The Limited, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 20, 2002 at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

Election of Directors, Nominees:

01. Leonard A. Schlesinger, 02. Donald B. Shackelford, 03. Martin Trust, 04. Raymond Zimmerman

 SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR
        DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
                   THE MEETING OR ANY ADJOURNMENTS THEREOF.

                               (Continued and to be signed on the reverse side)

                               SEE REVERSE SIDE

               (triangle up) FOLD AND DETACH HERE (triangle up)